Exhibit 10.25

FORESTAR GROUP INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Amendment No. 2

This Amendment No. 2 (this "Amendment") to the Forestar Group Inc. Supplemental Executive Retirement Plan (the "Plan") is made by the Board of Directors (the "Board") of Forestar Group Inc. (the "Company"), as follows:
WHEREAS, the Company sponsors the Plan for benefit of its eligible employees;
WHEREAS, the Board has authority to effectuate amendments to the Plan; and
WHEREAS, the Board desires to amend the Plan to revise the reference rate under the Plan.
NOW, THEREFORE, the Board amends the Plan as follows:
1.Section 415 Reference Rate. The reference in Section 4.2(b) of the Plan to "the U.S. Treasury Fund (within the meaning of the Retirement Plan)" is replaced with “120% of the long-term applicable federal rate for annual compounding as issued by the Internal Revenue Service covering month of December of each year.”
2.Section 401(a)(17) Reference Rate. The reference in Section 5.2(b) of the Plan to "the S&P/BGCantor 7-10 Year U.S. Treasury Bond Index 1 Year Annualized Return" is replaced with “120% of the long-term applicable federal rate for annual compounding as issued by the Internal Revenue Service covering the month of December of each year.”
3.Effect on the Plan. Except as otherwise set forth in this Amendment No. 2, the Plan shall remain in full force and effect.
4.Effective Date of this Amendment. This Amendment shall be effective as of January 1, 2014.